                                                                    EXHIBIT 4.16

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.

                  MOBIL CORPORATION 1997-C PASS THROUGH TRUST

                    Pass Through Certificate, Series 1997-C

                    Final Distribution Date: January 2, 2018

     evidencing a fractional undivided interest in a trust, the property of which includes certain secured notes each issued in respect of a Vessel chartered to Mobil Equipment Finance Company Inc., all of whose obligations are guaranteed by Mobil Corporation.

Certificate                                               CUSIP No.
No. 01                                                  6070GUAC8

             $61,400,000 Fractional Undivided Interest representing .00163% of the Trust per $1,000 Reference Principal Amount

          THIS CERTIFIES THAT CEDE & CO., as nominee of the Depository Trust Company, for value received, is the registered owner of a Fractional Undivided Interest in the amount of SIXTY-ONE MILLION FOUR HUNDRED THOUSAND DOLLARS ($61,400,000) (the "Reference Principal Amount") in the Mobil Corporation 1997-C Pass Through Trust (the "Trust") created by State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement, dated as of October 4, 1996 (the "Basic Agreement"), as supplemented by the Pass Through Trust Supplement No. 1997-C thereto dated as of December 5, 1997 (collectively, the "Agreement"), among the Trustee, Mobil Corporation, a Delaware corporation (the "Guarantor") and Mobil Equipment Finance Company Inc., a Delaware corporation (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Pass Through Certificates, Series 1997-C" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust includes certain Secured Notes (the "Trust Property"). Each issue of the Secured Notes is issued in respect of a Vessel leased to the Company all of whose obligations are guaranteed by the Guarantor.

          The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

          Subject to and in accordance with the terms of the Agreement, from funds then available to the Trustee, there will be distributed on each January 2 and July 2 (a "Regular Distribution Date"), commencing on July 2, 2000, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the applicable Regular Distribution Date, an amount in respect of the Scheduled Payments on the Secured Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Secured Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding such Special Distribution Date, an amount in respect of such Special Payments on the Secured Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

          Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

          The Certificates do not represent an obligation of, or an obligation guaranteed by, or an interest in, the Guarantor, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth herein on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Guarantor, the Company and the rights of the Certificateholders under the Agreement at any time with the consent of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be in a denomination of less than $1,000. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Guarantor, the Company, the Trustee, the Registrar and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered on the Register as the owner hereof for all purposes, and neither the Guarantor, the Company, the Trustee, the Registrar nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.


          THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                              MOBIL CORPORATION 1997-C
                              PASS THROUGH TRUST


                              By: STATE STREET BANK AND
                                  TRUST COMPANY,
                                  as Trustee


                              By:
                                  -----------------------
                                  Title:

Dated: December 5, 1997



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                    This is one of the Certificates referred
                     to in the within-mentioned Agreement.


                                    STATE STREET BANK AND
                                    TRUST COMPANY,
                                      as Trustee


                              By:
                                  ---------------------------
                                   Authorized Officer